RETIREMENT CORNERSTONE®

SERIES ADV Please make checks payable to:

AXA Equitable Express Mail:

Application for an Individual First-Class Mail: Retirement AXA Equitable Service Solutions

Annuity Retirement AXA Equitable Service Solutions 500 Plaza Drive, 6th Floor

P.O. Box 1577 Secaucus, NJ 07094-3619

Secaucus, NJ 07096-1577 For Assistance, please call 888-517-9900

www.axa-equitable.com

CONTRACT SPECIFICS

1. Type of Contract

A. Non-Qualified Inherited Roth IRA BCO1 (Direct Transfer of Decedent

Traditional IRA Roth IRA)

Roth IRA Non Spousal Beneficiary QP Direct Rollover to an

Inherited IRA BCO1 (Direct Transfer of Decedent IRA) Inherited IRA BCO1

Non Spousal QP Direct Rollover to an Inherited Roth

1 GMIB is not available. IRA BCO1

B. Total Initial Contribution(s): $

Specify Method(s) of Payment:

Check or Wire Direct Transfer (IRA or Roth)

1035 Exchange (from Single Owner Contract, NQ only) Rollover from eligible retirement plan (IRA or Roth)

1035 Exchange (from Joint Owner Contract, NQ only) Direct Rollover (Non-Spousal Beneficiary QP to

CD or Mutual Fund Proceeds (NQ only) Inherited IRA BCO)1

Direct Rollover (Non-Spousal Beneficiary QP to

1 GMIB is not available. Inherited Roth IRA BCO)1

2. Account Registration (Please print)

A. Owner(Must be legal resident of US.)

Individual Trust UGMA/UTMA (State Child’s SSN )

Custodian (IRA/Roth) Other Non-Natural Owner Beneficiary of Deceased IRA Owner

Non-Spousal Beneficiary of Deceased QP Participant

Male Female Date of Birth (mm/dd/yyyy) Daytime Phone #

Name

(First)(Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) SSN EIN ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing

Address in Section 9.

Email Address

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the

Annuitant’s 95th birthday. You may commence Annuity payments earlier by submitting a written request to our Processing

Office in accordance with the Contract.

PATRIOT Act Information:1

1. Are you a US Citizen? (If “Yes” proceed to question 3.) Yes No

2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, permits you to purchase this annuity? Yes No

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation 4. Your Employer

Owner Form of Identification(Please check one.) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date

1 The Annuitant must complete this section if the Owner is not an individual.

AXA Equitable Life Insurance Company

Home Office: 1290 Avenue of the Americas, New York, NY 10104

x03679_National

ICC12 App 02 ADV12 AXA Distributors, LLC

Cat FRNB148959 . No. 148959 Series ADV

B. Joint Owner(Must be legal resident of US.) NQ only

Male Female Date of Birth (mm/dd/yyyy)

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

Joint Owner Form of Identification (Please check one.) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date

C. Annuitant(If other than Owner.)

Male Female Date of Birth (mm/dd/yyyy)

Name

(First)(Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) SSN ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If the Owner is not an individual the Annuitant must complete the Patriot Act Information section on the previous page.

D. Joint Annuitant

• For NQ 1035 Exchange Contracts that are Joint

Male Female Date of Birth (mm/dd/yyyy)

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

3. Beneficiary(ies)(Please use Special Instructions for Additional Beneficiaries.)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1.%

Primary Beneficiary Name Relationship to Owner

SSN EIN ITIN

(Optional) Date of Birth

2.%

Primary Beneficiary Name Relationship to Owner

SSN EIN ITIN

(Optional) Date of Birth

3.%

Primary Beneficiary Name Relationship to Owner

SSN EIN ITIN

B. Contingent(Optional) Date of Birth

1.%

Contingent Beneficiary Name Relationship to Owner

SSN EIN ITIN

(Optional) Date of Birth

2.%

Contingent Beneficiary Name Relationship to Owner

SSN EIN ITIN

(Optional) Date of Birth

3.%

Contingent Beneficiary Name Relationship to Owner

SSN EIN ITIN

(Optional) Date of Birth

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ICC12 App 02 ADV12 Page 2 of 8

4. Optional Guaranteed Benefit Rider Elections

Benefit Election Eligibility

Owner Issue Ages 20-80

• For Owner Issue ages 20-80 weractwillwithautomaticallythe Guaranteedissue with Annual Reset combined with the Return of Principal death benefit unless you elect otherwise in Section 4A or 4C.

• If you accept the default rider with Annual Reset, please proceed to Section 5.

• If you accept the Annual Resetaticallydefault,untilresetssuch will reset will result in a new wait period of up to the later of 10 years or the original exercise date.

• You may elect a Guaranteed Minimum Death Benefit (GMDB) other than the Return of Principal in section 4B.

• For Owner issue ages 71 and older,ith thetheReturnGMIB isof onlyPrincipal

Anniversary Value death benefit.

Owner Issues Ages 81 and Older

• For Owner Issue agesGMIB and81GMDBandare older,not available. Pleasetheproceed to Section 5.

The Death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment

Account Investment Options.

• The benefit riders are optional and may only be chosen

these riders, unless otherwise noted.

• If you opt out of the GMIB at issue by declining it below in section 4A, you will not be able to add it later.

• Benefits under these riders applyhe Protectedonly to Benefitamounts Account

• You may allocate amounts to the Protected Benefit

a future date, subject to the terms and limitations of the contract.

• If you do not allocate amounts to the Protected Benefit

value under your contract until you allocate amounts at a future date.

4A: Guaranteed Minimum Income Benefit (GMIB)1

STOPEligible contracts will automatically issue with the GMIB combined with the Return of Principal death benefit2.

To opt out of the GMIB, please check the box below.

I decline the GMIB

4B: Guaranteed Minimum Death Benefit (GMDB)

To elect a GMDB other than the Return of Principal death benefit 2, please make an election below:

STOP Greater of Annual Roll up toueageto 85ageor851Highest(Availabledeathfor Ownerbenefit

Issue ages 20-70 only if you did not opt out of the GMIB in section 4A)

Highest Anniversary Value(Availabletoas a agestandalone85deathdeathbenefit forbenefitOwner Issue ages 0–80 or in combination with GMIB).

4C: Annual Reset Election

If you accepted the default rider, your contract will automatically issue with the Automatic Reset program. The

Automatic Reset program resets my GMIB and if elected the “Greater of” GMDB each year that I am eligible.

To opt out of the Automatic Reset program, please check the box below.

I decline the Automatic Reset Program

Or to elect a Customized Reset Program, check the box below.

Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand the resets will only occur during this time period if I am eligible.

Reset will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period to exercise the GMIB of up to the later of 10 years or the original exercise date.

1 Not Available for Inherited IRA/Inherited Roth IRA.

2 There is no charge for the Return of Principal death benefit.

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ICC12 App 02 ADV12 Page 3 of 8

5. Investment Selection

• You must allocate 100% of your initial contributionsOR any Special

Money Market DCA in Section 5B.

• All future allocations will be allocated according to the percentages below unless instructed otherwise by you.

• Contributions received after thewillSpecialbe allocatedDCA programto the

Options and the Protected Benefit Account Investment Options according to the instructions below.

• If you do not allocate amounts to the Protected Benefit

value under your contract until you allocate amounts at a future date.

INVESTMENT ACCOUNT PROTECTED BENEFIT ACCOUNT

Investment Options Investment Options

Enter the total percent you wish to allocate to your The Protected Benefit Account Investment Options are only

Investment Account below. Percentages must be whole available to owner issue numbers. you wish to allocate to your Protected Benefit Account

Investment Options below. Percentages must be whole

numbers.

Total Percent Allocated to Investment Account Total Percent Allocated to Protected Benefit Account

Investment Options% Investment Options%

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%

Choose either 5A or 5B below.

5A: Immediate Allocation

•Allocate immediately to the Investment Account

Investment Options.

5B: Special Money Market Dollar Cost Averaging Program

•Allocate 100% immediately to the Special Dollar Cost

Check box for one time period.

3 months 6 months 12 months

• You may designate either orstmentboth Optionsthe Investmentand the

Investment Options as the destination Option for DCA.

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 5 to enter your allocation instructions.

Percentages must be whole numbers

Allocation %

Asset Allocation

% GB AXA Aggressive Strategy

% GB AXA Balanced Strategy

% GB AXA Conservative Growth Strategy

% GB AXA Conservative Strategy

% GB AXA Growth Strategy

% GB AXA Moderate Growth Strategy

% GB EQ/AllianceBernstein Dynamic Wealth Strategies

100% Protected Benefit Account Investment Options*

* This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

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ICC12 App 02 ADV12 Page 4 of 8

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation % Allocation %

Asset Allocation International/Global

% All Asset Growth—Alt 201% AllianceBernstein VPS International Growth Portfolio

% AllianceBernstein VPS Balanced Wealth Strategy Portfolio% EQ/MFS International Growth

% AXA Aggressive Allocation% EQ/Oppenheimer Global

% AXA Aggressive Strategy% EQ/Templeton Global Equity

% AXA Balanced Strategy% Invesco V.I. International Growth Fund

% AXA Conservative Growth Strategy

% AXA Conservative Strategy% Lazard ® Retirement Emerging Markets Equity Portfolio

% AXA Growth Strategy% MFS International Value Portfolio

% AXA Moderate Allocation% Multimanager International Equity

% AXA Moderate Growth Strategy% Templeton Developing Markets Securities Fund

% AXA Moderate-Plus Allocation% Templeton Foreign Securities Fund

% BlackRock Global Allocation V.I. Fund% Templeton Growth Securities Fund

% EQ/AllianceBernstein Dynamic Wealth Strategies Sector/Specialty

% EQ/Franklin Core Balanced% EQ/GAMCO Mergers and Acquisitions

% EQ/Franklin Templeton Allocation% Invesco V.I. Global Real Estate Fund

% First Trust/Dow Jones Dividend & Income Allocation Portfolio% Ivy Funds VIP Energy

% Franklin Income Securities Fund% Ivy Funds VIP Global Natural Resources

% Franklin Templeton VIP Founding Funds Allocation Fund% Ivy Funds VIP Science & Technology

% Ivy Funds VIP Asset Strategy% MFS® Technology Portfolio

% 7Twelve Balanced Portfolio% MFS® Utilities Series

Large Cap% PIMCO VIT CommodityRealReturn® Strategy Portfolio

% BlackRock Large Cap Growth V.I. Fund% ProFund VP Biotechnology

% EQ/BlackRock Basic Value Equity% T. Rowe Price Health Sciences Portfolio—II

% EQ/Boston Advisors Equity Income% Van Eck VIP Global Hard Assets Fund

% EQ/Capital Guardian Research Index% EQ/Common Stock Index

% EQ/Davis New York Venture% EQ/Common Stock Index

% EQ/JPMorgan Value Opportunities% EQ/Equity 500 Index

% EQ/Montag & Caldwell Growth% EQ/International Equity Index

% EQ/Mutual Large Cap Equity% EQ/International ETF

% EQ/T. Rowe Price Growth Stock% EQ/Large Cap Growth Index

% EQ/Van Kampen Comstock% EQ/Large Cap Value Index

% EQ/Wells Fargo Omega Growth% EQ/Mid Cap Index

% Fidelity® VIP Contrafund® Portfolio% EQ/Small Company Index

% Invesco V.I. Diversified Dividend Fund Fixed Income

% Ivy Funds VIP Dividend Opportunities% EQ/Core Bond Index

% Lord Abbett Classic Stock% EQ/Global Bond PLUS

% MFS® Investors Growth Stock Series% EQ/Intermediate Government Bond Index

% MFS® Investors Trust Series% EQ/Money Market

% Multimanager Aggressive Equity% EQ/PIMCO ® Ultra Short Bond

% Fidelity VIP Strategic Income Portfolio

% Multimanager Large Cap Value% Franklin Strategic Income Securities Fund

% Mutual Shares Securities Fund% Guaranteed Interest Option (GIO) (maximum 25%)

Small/Mid Cap% Invesco V.I. High Yield Fund

% American Century VP Mid Cap Value Fund% Ivy Funds VIP High Income

% EQ/AllianceBernstein Small Cap Growth% Lord Abbett Bond Debenture

% EQ/AXA Franklin Small Cap Value Core% PIMCO VIT Emerging Markets Bond Portfolio

% EQ/GAMCO Small Company Value% PIMCO VIT Real Return Portfolio

% EQ/Morgan Stanley Mid Cap Growth% PIMCO VIT Total Return Portfolio

% Fidelity® VIP Mid Cap Portfolio% Templeton Global Bond Securities Fund

% Goldman Sachs VIT Mid Cap Value Fund 100% Investment Account Investment Options*

% Invesco V.I. Mid Cap Core Equity Fund TOTAL%

% Invesco V.I. Small Cap Equity Fund* This amount represents 100% of the percentage is

% Ivy Funds VIP Mid Cap Growth shown above in the Investment Account Investment

% Ivy Funds VIP Small Cap Growth Option section.

% Lord Abbett Growth Opportunities 1Effective on or about 5/21/12.

% Multimanager Mid Cap Growth

% Multimanager Mid Cap Value

% Multimanager Small Cap Value

PLUS/Hybrid

% EQ/Global Multi-Sector Equity

% EQ/International Core PLUS

% EQ/International Value PLUS

% EQ/Large Cap Growth PLUS

% EQ/Large Cap Value PLUS

% EQ/Mid Cap Value PLUS

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ICC12 App 02 ADV12 Page 5 of 8

6. Broker Transfer Authority Disclosure

Yes. I have given authority to my registered representative to act as my agent and provide to AXA Equitable

Investment Option transfer instructions by telephone or electronically, and I hereby authorize AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our processing office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the financial professionals ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

7. Current Insurance

1. Do you have any other existing life insurance or annuities? Yes No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? Yes No

If Yes to question number 2, complete the following:

Company Type of Plan Year Issued Contract Number

Company Type of Plan Year Issued Contract Number

Company Type of Plan Year Issued Contract Number

8. Contract State

The Contract State is your state of primary residence (Owner’s primary residential address from Section 2) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

I have a second residence where the application was signed (the state of sale) or

I work or maintain a business in the state where the application was signed (the state of sale).

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

9. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City

State

Zip Code

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ICC12 App 02 ADV12 Page 6 of 8

10. Fraud Warnings

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

11. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

• In the case of IRAs and qualified l under plans the that Internal provide Revenue tax application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.

• Under penalty of perjury, I ification certifythat Numbers all in the Section Taxpayer 2

• All information and statementse truefurnishedand completein thistoapplicationthe best belief.

• AXA Equitable may accept amendmentsd by metoorthisunderapplicationmy authority

• No registered representative yhasanytheContractauthorityon behalfto makeofor or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.

• Charges under the Contract generallythe Contract.apply for the duration

• The prospectus and applicable supplementsinformationcontainincludingmorethe conditions that applies to the Contract and any optional benefit riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• There are additional chargesders,for theunlesselectedotherwiseoptionalnoted

• To receive the benefits under the rider(s), you must

Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.

• The rollup rate used for the rollupGMDB (ifbenefitelected)basesdoesundernot my Account Value or Cash Value.

• The benefit base does not representue. TheanbenefitAccountbaseValuecannotor with a divorce.

• Allocations made to the Protectedions Benefitwill automaticallyAccount be basis.

• We reserve the right to changenimumthe chargeIncome forBenefitthe Rider

Guaranteed Minimum Death Benefit Rider up to a maximum rate of 2.00% at any time. You will have the option to drop the GMIB and GMDB if a fee increase is imposed. If we increase the charge for riders, you may elect to terminate your riders by submitting a written request to our Processing Office.

• Withdrawals under the Contract may reduce my optional

• An optional benefit may be ofstributionslimited useapply,if requirednow or in because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit. I acknowledge that I have received the most current prospectus and supplement. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.

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ICC12 App 02 ADV12 Page 7 of 8

11. Signature and Acknowledgements (Continued) Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD”, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at sequent 1-800—prospectus 789-7771,and updates that and all provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X

Proposed Owner’s Signature Signed at: City, State Date

X

Proposed Annuitant’s Signature (if other than Owner) Signed at: City, State Date

X

Proposed Joint Owner’s Signature (if other than Annuitant) Signed at: City, State Date

X

Proposed Joint Annuitant’s Signature (if other than Owner) Signed at: City, State Date

12. Registered Representative Section

1. Does the Proposed Insured have any existing life insurance or annuity contracts? . . . . . . . . . . . Yes No

2. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?

Yes

No

3. Did you verify the identity and age by reviewing the driver’s license/passport of each

Owner/Annuitant, inquire about the source of the customer’s assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? Yes No

4. Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? Yes No

(If “Yes”, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY

MEMBERS OF THE ARMED FORCES.)

* “Active Duty” means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X or

Primary Registered Representative Signature Social Security Number Rep. Code

%( ) -

Print Name Phone Number

Client Account Number at Broker-Dealer Email Address Broker Dealer Name

X

Secondary Registered Representative Signature Social Security Number Rep. Code

%( ) -

Print Name Phone Number

Retirement Cornerstone — Series ADV

Cat No. 148959

ICC12 App 02 ADV12 Page 8 of 8